EXHIBIT 10m2

Schedule identifying substantially identical agreements, among Fortune Brands, Inc. (“Fortune”) and each of the following persons, to the Agreement constituting Exhibit 10m1 to the Annual Report on Form 10-K of Fortune for the fiscal year ended December 31, 2003.

Name

Mark Hausberg

Craig P. Omtvedt

Mark A. Roche

Norman H. Wesley